Shoals Technologies Group Announces Appointments of Jeannette Mills and Robert Julian to Board of Directors

PORTLAND, TN, August 15, 2022 – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of systems (EBOS) solutions for solar, storage, and electric vehicle (EV) charging infrastructure, today announced that Mr. Peter Jonna has resigned from the Board, effective today and Ms. Jeannette Mills and Mr. Robert Julian have been appointed to its Board of Directors (the “Board”), reflecting the Board’s approval to increase the number of directors from seven to eight. Ms. Mills has joined the Board as a Class II director, and will serve on the Board’s Compensation Committee, and Mr. Julian has joined the Board as a Class III director, and will serve on the Board’s Audit Committee.

“We are thrilled to welcome Ms. Mills and Mr. Julian to Shoals’ Board of Directors,” said Jason Whitaker, Chief Executive Officer of Shoals Technologies. “These highly experienced and seasoned executives possess a proven track record of successful corporate governance and leadership across a range of functions and industries. Their strategic guidance will be invaluable to Shoals as we continue to scale our technology and execute on our global growth plans.”

Ms. Mills is a senior operations executive with more than 30 years of commercial and regulatory experience in the energy and utilities sectors as well as the consumer services sector. Her career reflects a demonstrated track record of delivering solid achievements in business operations, risk management, strategy development, and financial management. She brings deep governance experience to Shoals through her previous work on a corporate board, specifically as chair of Medifast, Inc.’s (“Medifast”) (NYSE: MED) compensation committee.

Ms. Mills currently serves as Executive Vice President and Chief External Relations Officer at Tennessee Valley Authority (“TVA”), a federally owned electric utility, where she is responsible for leading TVA's External Affairs, including overall Customer Service, Government & Community Relations, Federal Affairs, Economic Development, and Regulatory Assurance functions to achieve organizational objectives in accordance with the policies established by TVA’s Board of Directors. Prior to TVA, Ms. Mills held senior leadership roles at National Grid, the Maryland Public Service Commission, Baltimore Gas & Electric, and Medifast, where she also served as a board member. She holds a BS in Electrical Engineering from Virginia Tech University and an MBA from Loyola University Maryland.

Mr. Julian is a dynamic financial executive with more than 30 years of success and advancement within globally respected public and private companies, ranging in size from small-cap enterprises to Fortune 100 companies. He has a proven track record of developing and leading high performing Finance, Accounting and IT teams across a wide range of industries, including manufacturing, technology, consumer products, distribution, retail, and business services sectors.

Mr. Julian currently serves as Chief Financial Officer and Co-Interim Chief Executive Officer of The RealReal, Inc. (the “TheRealReal”) (Nasdaq: REAL), the world’s largest online marketplace for authenticated, consigned luxury goods, where he is responsible for developing and shaping company strategy and driving profitable growth. Prior to TheRealReal, Mr. Julian held senior financial leadership positions at Sportsman’s Warehouse, Callaway Golf, Lydall, Legrand North America, Fisher Scientific, Cisco Systems and Honeywell. He holds a BA in Finance from Michigan State University and an MBA in Finance from the University of Michigan.

About Shoals Technologies Group, Inc.

Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally. For additional information, please visit: https://www.shoals.com/.

Forward Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on the Company’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those in the Company’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Contacts:

Investors:
Email: investors@shoals.com
Phone: 615-323-9836

Media:
Email: media@shoals.com

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